CSX REPORTS STRONG FIRST QUARTER 2005 EARNINGS
Company Produces Record Surface Transportation Operating Income

     JACKSONVILLE, Fla., April 28, 2005 – CSX Corporation (NYSE: CSX) today reported its financial results for the first quarter of 2005.

•	Net earnings were $579 million, or $2.56 per share, including a net after-tax gain of $425 million, or $1.88 per share, resulting from the sale of the Company’s International Terminals business.

•	Earnings per share from continuing operations were 68 cents in 2005 versus 13 cents in the prior year’s quarter, which was reduced by a 14-cent management restructuring charge at the Company’s Surface Transportation units in 2004.

•	Surface Transportation operating income was a record $351 million versus $151 million a year ago, which was reduced by a $53 million management restructuring charge in 2004.

     CSX’s core Surface Transportation businesses produced record operating income, driven by a 10 percent increase in revenue and better cost discipline. On a comparable basis, adjusting for the 2004 management restructuring charge, Surface Transportation operating income for 2005 increased $147 million, or 72 percent, year over year. CSX’s operating ratio for the quarter was 83.3 percent, an improvement of more than 6 points versus the first quarter of 2004.

     “We are very pleased with the 72 percent year-over-year increase in operating income that the employees of CSX produced in the first quarter,” said Michael Ward, CSX Corporation chairman, president and chief executive officer. “CSX continued on its path of consistent, continuous improvement producing year-over-year growth in core earnings for the fifth consecutive quarter.”

     Surface Transportation revenue for the quarter was $2.1 billion versus $1.9 billion in the same quarter last year. Revenue gains in the quarter were led by strength in the Company’s coal and merchandise markets, which produced 20 percent and 8 percent year-over-year revenue gains, respectively.

     Ward added, “A strong pricing environment resulting from high demand contributed significantly to the Company’s year-over-year revenue growth with CSX’s value pricing and yield management initiatives, along with the fuel surcharge program, driving the top line improvements.

     “The Company remains focused on continuing to drive improvements in its operational and safety performance, sustaining its top line performance by pricing our service to market levels, and improving our bottom line performance through better cost discipline,” said Ward.

     Also in the first quarter of 2005, CSX sold its International Terminals business for cash consideration of $1.142 billion, subject to final working capital and long-term debt adjustments that have not yet been determined. CSX recognized an after-tax net gain of $425 million as a result of the sale, including a loss on operations for the quarter.

     CSX’s detailed financial information is contained in the Company’s Quarterly Flash document, which will be posted on the Company’s website, www.csx.com, and filed on Form 8-K with the Securities and Exchange Commission today.

     CSX Corporation, based in Jacksonville, Fla., is one of the nation’s leading transportation companies, providing rail, intermodal and rail-to-truck transload services that connect with 70 river, ocean and lake ports, as well as more than 230 shortline railroads. Its principal operating company, CSX Transportation Inc., operates the largest railroad in the eastern United States with a 21,000-mile rail network linking commercial markets in 23 states, the District of Columbia, and two Canadian provinces. CSX Intermodal Inc. is a stand-alone integrated intermodal company serving customers with its own truck and terminal operations plus a dedicated domestic container fleet. More information about CSX Corporation and its subsidiaries is available at the Company’s website, www.csx.com.

     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.

500 Water Street
15th Floor, C900
Jacksonville, FL 32202
http://www. csx .com

Contact:

Investor Relations
   David Baggs
   (904) 359-4812

Media
   Misty Skipper
   (904) 359-4812

The accompanying unaudited financial information should be read in conjunction with the Company’s 2004 Annual Report on Form 10-K, 2005 Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED INCOME STATEMENTS (Dollars in Millions, Except Per Share Amounts)

		(Unaudited)
		Quarters Ended
		Apr. 1,	Mar. 26,	$ Change
		2005	2004	Incr (Decr)

Revenue	Surface Transportation Revenue	$2,108	$1,920	$188
and Expense	Surface Transportation Expense
	Labor and Fringe	702	685	17
	Materials, Supplies and Other	462	416	46
	Depreciation	203	160	43
	Fuel	179	154	25
	Building and Equipment Rent	135	140	(5)
	Inland Transportation	56	74	(18)
	Conrail Rents, Fees and Services	20	87	(67)
	Restructuring Charge	—	53	(53)

	Total Surface Transportation Expense	1,757	1,769	(12)

	Surface Transportation Operating Income	351	151	200
	Other Operating Income	3	1	2

	Consolidated Operating Income	354	152	202
	Other Income	(2)	(4)	2
	Interest Expense	114	108	6

	Earnings From Continuing Operations Before Income Taxes	238	40	198
	Income Tax Expense	84	13	71

	Earnings From Continuing Operations	154	27	127
	Discontinued Operations — Net of Tax (Note d)	425	3	422

	Net Earnings	$579	$30	$549

Earnings Per	Earnings Per Share, Assuming Dilution:
Common Share	Income From Continuing Operations	$0.68	$0.13	$0.55
	Discontinued Operations (Note d)	1.88	0.01	1.87

	Net Earnings	$2.56	$0.14	$2.42

	Average Diluted Common Shares Outstanding (Thousands)	226,246	224,880

	Cash Dividends Paid Per Common Share	$0.10	$0.10

See accompanying Notes to Consolidated Financial Statements.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

		(Unaudited)
		Apr. 1,	Dec. 31,
		2005	2004

Assets	Cash, Cash Equivalents and Short-term Investments	$1,823	$859
	Other Current Assets	1,756	1,485
	International Terminals Assets Held for Sale	—	643
	Properties — Net	19,882	19,945
	Affiliates and Other Companies	879	870
	Other Long-term Assets	752	779

	Total Assets	$25,092	$24,581

Liabilities and	Current Portion of Long-term Debt	912	$983
Shareholders' Equity	Other Current Liabilities	2,150	1,948
	International Terminals Liabilities Held for Sale	—	386
	Long-term Debt	6,208	6,234
	Deferred Income Taxes	6,080	5,979
	Other Long-term Liabilities	2,254	2,240
	Shareholders’ Equity	7,488	6,811

	Total Liabilities and Shareholders’ Equity	$25,092	$24,581

Financial Measures	All-in Debt Ratio (adjusted to include operating leases)	44%	51%

CONSOLIDATED CASH FLOW STATEMENTS

(Dollars in Millions)

		(Unaudited)
		Quarters Ended
		Apr. 1,	Mar. 26,
		2005	2004

Operating Activities	Net Earnings	$579	$30
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	209	167
	Deferred Income Taxes	8	16
	Gain on Sale of International Terminals — Net of Tax (Note d)	(428)	—
	Restructuring Charge	—	53
	Working Capital and Other Operating Activities	(59)	(62)

	Net Cash Provided by Operating Activities	309	204

Investing Activities	Property Additions	(167)	(264)
	Net Proceeds from Sale of International Terminals	1,000	—
	Short-term Investments — Net	(783)	(132)
	Other Investing Activities	(7)	(25)

	Net Cash Provided by (Used by) Investing Activities	43	(421)

Financing Activities	Debt — Net	(183)	170
	Dividends Paid	(22)	(22)
	Other Financing Activities	41	3

	Net Cash (Used by) Provided by Financing Activities	(164)	151

Cash, Cash Equivalents and Short-term Investments	Net Increase (Decrease) in Cash and Cash Equivalents	188	(66)
	Cash and Cash Equivalents at Beginning of Period	522	296

	Cash and Cash Equivalents at End of Period	710	230
	Short-term Investments at End of Period	1,113	217

	Cash, Cash Equivalents and Short-term Investments at End of Period	$1,823	$447

See accompanying Notes to Consolidated Financial Statements.

CSX Corporation and Subsidiaries	Quarterly Flash

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(a)	Prior periods have been reclassified to conform to the current year presentation.

(b)	The Consolidated Balance Sheets and Cash Flow Statements have been summarized for this presentation. All statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q.

(c)	In the first quarter of 2004, the Company recorded $53 million pretax, $33 million after tax, for separation expenses related to the management restructuring announced in November 2003 at Surface Transportation.

(d)	In the first quarter of 2005, CSX sold its International Terminals business for closing cash consideration of $1.142 billion, subject to final working capital and long-term debt adjustments that have yet to be determined. CSX recognized income of $683 million pretax, $428 million after tax, as a result of the sale. Also included in Discontinued Operations is the quarter’s after-tax loss on operations of the International Terminals business of $3 million.

CSX Corporation and Subsidiaries	Quarterly Flash

BUSINESS SEGMENTS (Unaudited)
(Dollars in Millions)
Quarters Ended Apr. 1, 2005, and Mar. 26, 2004

					Surface
	Rail		Intermodal		Transportation		Other(a)		Total
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating Revenue	$1,779	$1,605	$329	$315	$2,108	$1,920	$—	$—	$2,108	$1,920
Operating Expense
Labor and Fringe	682	666	20	19	702	685	2	1	704	686
Materials, Supplies and Other	410	365	52	51	462	416	(1)	—	461	416
Depreciation	193	150	10	10	203	160	2	2	205	162
Fuel	179	154	—	—	179	154	—	—	179	154
Building and Equipment Rent	101	102	34	38	135	140	(3)	(3)	132	137
Inland Transportation	(105)	(101)	161	175	56	74	—	—	56	74
Conrail Rents, Fees and Services	20	87	—	—	20	87	—	—	20	87
Miscellaneous	—	—	—	—	—	—	(3)	(1)	(3)	(1)
Restructuring Charge	—	50	—	3	—	53	—	—	—	53

Total Operating Expense	1,480	1,473	277	296	1,757	1,769	(3)	(1)	1,754	1,768

Operating Income	$299	$132	$52	$19	$351	$151	$3	$1	$354	$152

Operating Ratio	83.2%	91.8%	84.2%	94.0%	83.3%	92.1%

Prior periods have been reclassified to conform to the current year presentation.

(a)	Included in Other is the gain amortization on the CSX Lines conveyance, net sub-lease income from assets formerly included in the Marine Services segment, and other items.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION TRAFFIC AND REVENUE
Loads (Thousands); Revenue (Dollars in Millions)

	First Quarter Loads			First Quarter Revenue
	2005	2004	% Change	2005	2004	% Change

Merchandise
Phosphates and Fertilizers	117	120	(3)%	$90	$89	1%
Metals	93	94	(1)	138	119	16
Forest Products	113	114	(1)	176	159	11
Food and Consumer	63	59	7	105	88	19
Agricultural Products	92	92	—	137	131	5
Chemicals	140	139	1	275	256	7
Emerging Markets	115	112	3	117	116	1

Total Merchandise	733	730	—	1,038	958	8

Automotive	125	125	—	208	202	3

Coal, Coke and Iron Ore
Coal	437	403	8	482	405	19
Coke and Iron Ore	21	17	24	24	17	41

Total Coal, Coke and Iron Ore	458	420	9	506	422	20

Other	—	—	—	27	23	17

Total Rail	1,316	1,275	3	1,779	1,605	11

Intermodal
Domestic	212	254	(17)	167	192	(13)
International	316	295	7	124	117	6
Other	—	—	—	38	6	533

Total Intermodal	528	549	(4)	329	315	4

Total Surface Transportation	1,844	1,824	1%	$2,108	$1,920	10%

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS

REVENUE

Merchandise
Merchandise revenue was up 8% on relatively flat volume during the first quarter of 2005. All markets showed year-over-year improvement in revenue per car due to continued price increases and the Company’s fuel surcharge program.

•	Phosphates and Fertilizers – Strength in revenue yield offset volume weakness and mix changes, as overall revenue grew 1%. Domestic phosphate demand was soft, causing interior phosphate revenue to fall by 24% while shorter haul export phosphate revenue grew 15%.

•	Metals – Despite a 1% decline in volume, metals revenue grew 16% due to market pricing and favorable mix changes. Strong demand continues to sustain high levels of steel production, but the sources of the strength are beginning to shift from automotive to construction. Imports have also been strong.

•	Forest Products – Paper markets produced significantly higher revenue despite lower volume in several lines of business. Volume strength in lumber and panel markets was offset by declines in several paper markets. U.S. newsprint demand dropped over 4% during the first two months of the year, while imports continue to affect domestic paper production.

•	Food and Consumer – Volume was favorable by 7%, led by gains in building products and alcoholic beverages. Even stronger revenue gains of 19% were driven by continued yield management success and gains in transportation equipment.

•	Agricultural Products – Volume was flat due to weakness in domestic beans and processed products markets. However, revenue was favorable on strength in export and ethanol shipments, as well as revenue per car increases in feed ingredients, sweeteners and flour.

•	Chemicals – Revenue grew 7% on relatively flat volume. Gains were strongest in textile chemicals, bleach/paper chemicals, and petroleum products. The plastics market experienced volatility during the quarter as buyers reduced existing inventories; but revenue still grew 4%. Sand shipments were down due to car shortages and losses of marginal traffic.

•	Emerging Markets – Volume was favorable overall as strength in most lines of business offset weakness in military shipments. Volume strength was primarily driven by growth in northern aggregates of 32% and salt of 23%. An unfavorable military mix impact drove an overall decline in revenue per car.

Automotive
Revenue increased 3% on flat volume as a result of yield improvements. North American light vehicle production decreased 179,285 units, or roughly 4%, year over year. Inventory levels remain high, at 69 days for most manufacturers and 79 days for the Big 3. Manufacturers are using production downtime and incentives to address excess inventory.

Coal, Coke and Iron Ore
Overall coal, coke and iron ore revenues were favorable 20% year over year. Volume was favorable 9% or 38,000 carloads. Growth was driven by volume gains in export, industrial, coke, and utility north markets. Revenue per car growth was the result of market price increases and the Company’s fuel surcharge program offsetting slightly unfavorable mix. All lines of business reflect favorable year-over-year revenue-per-car gains.

Intermodal

•	Domestic – Volume comparisons were negatively impacted by the Network Simplification Initiative implemented in July 2004 which eliminated 26 weekly train starts, severe west coast weather, and service issues. Offsetting the volume weakness, market rate increases significantly improved revenue per unit.

•	International – Revenue gains were largely driven by increases in traffic on the core network. Decreases in off-core and transcontinental traffic were impacted by marketing changes and the west coast embargo which was caused by severe weather.

•	Other – Overall revenue strength was driven by favorable changes in incentive refund programs, fuel surcharge, and an increase in per diem and supplemental charges related to asset utilization.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS, Continued

EXPENSE

Labor and Fringe expenses increased $17 million in the first quarter of 2005 versus the prior year quarter. The effects of inflation continue to drive labor and fringe expense increases, along with increases in incentive compensation. These costs were partially offset by benefits realized from reduced staffing levels.

Materials, Supplies and Other expenses increased $46 million during the first quarter of 2005 as compared to the prior year quarter. The increase is associated with volume and inflation related expenses as well as an increase in expenses related to the resolution of certain legal matters and higher reserve requirements for uncollectible accounts.

Depreciation increased $43 million for the first quarter of 2005 due to an increased depreciation base, mainly attributable to the Conrail spin-off transaction, as assets previously leased from Conrail are now owned directly by CSX.

Fuel increased $25 million for the quarter versus the prior year due to higher fuel prices, net of hedging benefits.

Inland Transportation decreased $18 million primarily due to decreased Intermodal volume on the western network.

Conrail Rents, Fees and Services decreased $67 million for the quarter primarily due to the Conrail spin-off transaction completed in the third quarter of 2004. This transaction decreased rents paid to Conrail, as assets previously leased from Conrail are now owned directly by CSX.

Restructuring Charge of $53 million represents the 2004 charge for separation expenses related to the management restructuring announced in November 2003 at Surface Transportation.

CSX Corporation and Subsidiaries	Quarterly Flash

RAIL OPERATING STATISTICS(a)

		First Quarter
		2005	2004	% Change

Coal	Domestic:
(Millions of Tons)	Utility	36.8	33.6	10%
	Other	5.7	5.8	(2)

	Total Domestic	42.5	39.4	8

	Export	3.8	3.3	15
	Total	46.3	42.7	8

Revenue Ton-Miles	Merchandise	34.2	33.9	1
(Billions)	Automotive	2.2	2.1	5
	Coal	20.8	18.7	11
	Intermodal	5.0	5.4	(7)

	Total	62.2	60.1	3

Gross Ton-Miles(b)	Total Gross Ton-Miles	116.7	115.0	1
(Billions)

Service Measurements	Personal Injury Frequency Index (Per 100 Employees)	1.67	2.18	23
	FRA Train Accidents Frequency (Per Million Train Miles)	4.41	4.97	11
	Average Velocity, All Trains (Miles Per Hour)	19.5	20.9	(7)
	Average System Dwell Time (Hours)	30.0	27.2	(10)
	Average Total Cars-On-Line	234,209	230,746	(2)
	On -Time Originations	49.9%	52.8%	(5)
	On -Time Arrivals	37.7%	47.4%	(20)
	Average Recrews (Per Day)	65	60	(8)%

(a)	Amounts are estimated.

(b)	Amounts exclude locomotive gross ton-miles.

SURFACE TRANSPORTATION FUEL STATISTICS

	First Quarter
	2005	2004

Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	157.3	158.7
Price Per Gallon (Dollars)	$1.1397	$1.0171
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$(19.3)

CSX Corporation and Subsidiaries	Quarterly Flash

OTHER INCOME (EXPENSE) (Unaudited)

	Quarters Ended
	Apr. 1,	Mar. 26,
	2005	2004

Interest Income	$7	$3
Income from Real Estate and Resort Operations	(8)	(7)
Minority Interest	(3)	(3)
Miscellaneous	2	3

Total	$(2)	$(4)

Prior periods have been reclassified to conform to the current year presentation.

EMPLOYEE COUNTS BY SEGMENT — ESTIMATED

	2005	2004
	Feb.	Nov.	Aug.	May	Feb.

Surface Transportation
Rail	31,243	31,967	32,123	32,184	32,022
Intermodal	1,061	1,077	1,079	1,087	1,126
Technology and Corporate	555	547	547	550	697

Total Surface Transportation	32,859	33,591	33,749	33,821	33,845

International Terminals	—	631	643	778	874

Other	1,060	1,310	1,633	1,417	1,095

Total	33,919	35,532	36,025	36,016	35,814